UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 10, 2014

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 431-1000
Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2014, J. C. Penney Corporation, Inc. (“JCP”) and J. C. Penney Company, Inc. (the “Co-Obligor” and, together with JCP, the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by JCP of $400,000,000 aggregate principal amount of 8.125% Senior Notes due 2019 (the “Notes”), for which the Co-Obligor will be a co-obligor. The offering of the Notes was registered under the Securities Act of 1933, as amended, and was made pursuant to the Company’s Registration Statement on Form S-3, Reg. Nos. 333-188106 and 333-188106-01 and the Prospectus included therein, filed by the Company with the Securities and Exchange Commission on April 24, 2013, and supplemented by the Prospectus Supplements dated August 26, 2013 and September 10, 2014.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes and customary contribution provisions in respect of those liabilities.

Certain of the Underwriters and their related entities have engaged and may engage in various financial advisory, commercial banking and investment banking transactions with the Company in the ordinary course of their business, for which they have received, or will receive, customary compensation and expenses.

The Notes are to be issued under an Indenture, dated September 15, 2014 (the “Base Indenture”), among the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated September 15, 2014, among the Company and the Trustee (the “Supplemental Indenture,” and the Base Indenture as so supplemented, the “Indenture”). The Notes will bear interest at a rate of 8.125% per year. Interest on the Notes will be payable on April 1 and October 1 of each year, commencing on April 1, 2015. The Notes will mature on October 1, 2019. The form of Note is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

At any time, and from time to time, prior to the maturity of the Notes, the Company may redeem the Notes in whole or in part, at the Company’s option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 50 basis points, plus, in each case, any accrued and unpaid interest to, but not including, the date of redemption.

The Indenture contains covenants that, among other things, will limit JCP’s ability to consolidate, merge or sell all or substantially all of its properties or assets, to create liens and to engage in certain sale and lease-back transactions. If a change of control occurs and in connection therewith the Notes are downgraded by each of Standard & Poor’s Rating Services, Moody’s Investors Service, Inc. and Fitch Ratings, the Company must offer to repurchase all of the Notes at a price equal to 101% of the principal amount plus any accrued and unpaid interest to, but not including, the repurchase date.

The foregoing descriptions of the material terms of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes are qualified in their respective entireties by reference to Exhibits 1.1, 4.1 and 4.2 hereto which are filed herewith and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated September 10, 2014, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc. and J.P. Morgan Securities LLC, as representative of the Underwriters

4.1	Indenture, dated September 15, 2014, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc. and Wilmington Trust, National Association

4.2	First Supplemental Indenture (including the form of Note), dated September 15, 2014, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc. and Wilmington Trust, National Association

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes

12	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Edward J. Record
Edward J. Record
Executive Vice President and Chief
Financial Officer

Date: September 15, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated September 10, 2014, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc. and J.P. Morgan Securities LLC, as representative of the Underwriters

4.1	Indenture, dated September 15, 2014, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc. and Wilmington Trust, National Association

4.2	First Supplemental Indenture (including the form of Note), dated September 15, 2014, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc. and Wilmington Trust, National Association

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes

12	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)

4